Exhibit 99.2

LRAD CORPORATION COMMENTS ON ANNOUNCEMENT BY IROQUOIS

No Stockholder Action Required at this Time

SAN DIEGO, CA, February 6, 2013 – LRAD Corporation (NASDAQ: LRAD), the world’s leading provider of long range acoustic hailing devices (AHDs), today confirmed receipt of a notice from Iroquois Master Fund Ltd. (“Iroquois”), announcing its intention to nominate a slate of five directors to stand for election at the Company’s 2013 Annual Meeting of Stockholders.

The Company noted that it is committed to creating value for all stockholders. The newly formed Nominating and Corporate Governance Committee of the Company’s Board of Directors, which is chaired by independent director, Bill VanDeWeghe, will review and consider the Iroquois nominations, as well as qualified individuals who may be submitted by other LRAD stockholders to serve on the Company’s Board.

The Company will present its recommendation with regard to the election of directors in its proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). The Board will make a recommendation in the best interests of all stockholders. The date of the Company’s 2013 Annual Meeting of Stockholders has not yet been announced. The Company’s stockholders are not required to take any action with respect to Iroquois’ director nominees at this time.

About LRAD Corporation

LRAD Corporation is using long range communication to resolve uncertain situations peacefully and save lives on both sides of its proprietary Long Range Acoustic Device®. LRAD® systems are in service around the world in diverse applications including fixed and mobile military deployments, maritime security, critical infrastructure and perimeter security, commercial security, border and port security, law enforcement and emergency responder communications, emergency warning and mass notification, asset protection, and wildlife preservation and control. For more information about the Company and its LRAD systems, please visit www.lradx.com.

Important Additional Information

This release may be deemed to be solicitation material in respect of a proxy contest for the election of directors to the Board of Directors of the Company. The Company will be filing a proxy statement with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov, or upon written request to the Secretary of LRAD Corporation at 16990 Goldentop Road, Ste. A, San Diego, California 92127.

Participants in Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of a proxy contest for the election of directors to the Board of Directors of the Company. Information concerning these participants is set forth in the proxy statement, dated January 23, 2012, relating to the Company’s 2012 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A, and the Company’s 2012 Annual Report on Form 10-K/A, as filed with the SEC on January 22, 2013. Additional information regarding the interests of participants in the solicitation of proxies in respect of the 2013 Annual Meeting of Stockholders and other relevant materials, including the Company’s proxy statement, will be filed with the SEC when they become available.

Forward-looking Statements: This release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the SEC. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations due to a variety of factors including, among others, general economic conditions, our dependence on a limited number of customers, our dependence on continued sales to U.S. and international governments and businesses that sell to governments, our ability to obtain financing on favorable terms, or at all, and our ability to expand our customer base and the acceptance of our products. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2012. The Company disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:

Investor Relations:

Robert Putnam

(858) 676-0519

robert@lradx.com